Exhibit 10.1

LIGHTNING GAMING, INC.
2007 EQUITY INCENTIVE PLAN
INCENTIVE STOCK OPTION AGREEMENT

This INCENTIVE STOCK OPTION AGREEMENT (this “Option Agreement”), dated as of the ____ day of ________________ (the “Grant Date”), is between Lightning Gaming, Inc., a Nevada corporation (the “Company”), and _______________ (the “Optionee”), a key employee of the Company or of a “Related Corporation,” as defined in the Lightning Gaming, Inc. 2007 Equity Incentive Plan (the “Plan”).

WHEREAS, the Company desires to give the Optionee the opportunity to purchase shares of common stock of the Company (“Common Stock”) in accordance with the provisions of the Plan, a copy of which is attached hereto;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

1.           Grant of Option Subject to the Plan.  The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of ________ shares of Common Stock. The Option is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding options). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Option Agreement. The Option granted hereunder is intended to be an incentive stock option (“ISO”) meeting the requirements of the Plan and section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and not a nonqualified stock option (“NQSO”).

The Optionee acknowledges that he or she has received a copy of the Plan together with, or prior to receipt of, this Option Agreement and that he or she has fully reviewed the Plan.

2.           Exercise Price.  The exercise price of the shares of Common Stock covered by this Option shall be $____ per share. It is the determination of the “Committee” (as defined in the Plan) that on the Grant Date the exercise price was not less than the greater of (i) 100% (110% for an Optionee who owns more than 10% of the total combined voting power of all shares of stock of the Company or of a Related Corporation (a “More-Than-10% Owner”)) of the “Fair Market Value” (as defined in the Plan) of a share of Common Stock, or (ii) the par value of a share of Common Stock.

3.           Term.  Unless earlier terminated pursuant to any provision of the Plan or this Option Agreement, this Option shall expire on ______________________ (the “Expiration

Date”), which date is not more than 10 years (five years in the case of a More-Than-10% Owner) from the Grant Date. This Option shall not be exercisable on or after the Expiration Date.

4.           Exercise of Option.  The Optionee shall have the right to purchase from the Company, on and after the following vesting dates, the following number of shares of Common Stock subject to the Option, provided the Optionee has not terminated his or her service as of the applicable vesting date:

Date Installment Becomes Exercisable (Vesting Date)	Number of Shares

Notwithstanding the above, the Option shall be fully vested on the date of a Change in Control. A Change in Control shall be deemed to occur for this purpose if:

(i)           A person, including a “group” as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, becomes the beneficial owner, directly or indirectly, of 50.1% or more of the total voting power or fair market value of stock of the Company.

(ii)           There is a sale of all or substantially all the assets of the Company.

(iii)           There is a merger or consolidation of the Company as a result of which the individuals and entities who were the beneficial owners of the stock of the Company do not beneficially own, immediately after such merger or consolidation, directly or indirectly, 50.1% or more of the total voting power and fair market value of the stock resulting from such merger or consolidation in substantially the same proportion as their ownership of the stock of the Company prior to such merger or consolidation.

The Committee may accelerate any vesting date of the Option, in its discretion, if it deems such acceleration to be desirable. Once the Option becomes vested, it will remain vested and exercisable until it is exercised or until it terminates.

5.           Method of Exercising Option. Subject to the terms and conditions of this Option Agreement and the Plan, the Option may be exercised by written notice to the Company at its principal office, which is presently located at 106 Chelsea Parkway, Boothwyn, Pennsylvania 19061. The form of such notice is attached hereto and shall state the election to exercise the Option and the number of whole shares with respect to which it is being exercised; shall be signed by the person or persons so exercising the Option; and shall be accompanied by payment of the full exercise price of such shares. Only full shares will be issued.

The exercise price shall be paid to the Company -

(a)           in cash, or by check (acceptable to the Company), bank draft, or money order;

(b)           through the delivery of shares of Common Stock previously acquired by the Optionee;

(c)           in shares of Common Stock newly acquired by the Optionee upon the exercise of the Option; or

(d)           in any combination of (a), (b), or (c) above.

In the event the exercise price is paid, in whole or in part, with shares of Common Stock, the portion of the exercise price so paid shall be equal to the Fair Market Value of the Common Stock surrendered on the date of exercise. In the event the exercise price is paid with shares of Common Stock newly acquired or with shares acquired through exercise of an ISO which have not been held for a period of not less than the holding period described in section 422(a)(1) of the Code, a disqualifying disposition shall result.

Upon receipt of notice of exercise and payment, the Company shall deliver a certificate or certificates representing the shares with respect to which the Option is so exercised. The Optionee shall obtain the rights of a shareholder upon receipt of the certificate(s) representing such Common Stock.

Such certificate(s) shall be registered in the name of the person so exercising the Option (or, if the Option is exercised by the Optionee and if the Optionee so requests in the notice exercising the Option, shall be registered in the name of the Optionee and the Optionee’s spouse jointly, with right of survivorship), and shall be delivered as provided above to, or upon the written order of, the person exercising the Option. In the event the Option is exercised by any person after the death or “Disability” (as defined in the Plan) of the Optionee, the notice shall be accompanied by appropriate proof of the right of such person to exercise the Option. All shares that are purchased upon exercise of the Option as provided herein shall be fully paid and non-assessable.

6.           Shares to be Purchased for Investment. Unless the Company has notified the Optionee that a registration statement covering the shares to be acquired upon the exercise of the Option has become effective under the Securities Act of 1933, as amended (the “Act”), and the Company has not thereafter notified the Optionee that such registration statement is no longer effective, it shall be a condition to any exercise of this Option that the shares acquired upon such exercise be acquired for investment and not with a view to distribution, and the person effecting such exercise shall submit to the Company a certificate of such investment intent, together with such other evidence supporting the same as the Company may request. The Company shall be entitled to restrict the transferability of the shares issued upon any such exercise to the extent necessary to avoid a risk of violation of the Act (or of any rules or regulations promulgated thereunder), or of any state laws or regulations. Such restrictions may, at the option of the Company, be noted or set forth in full on the share certificates.

7.           Non-Transferability of Option. This Option is not assignable or transferable, in whole or in part, by the Optionee other than by will or by the laws of descent and distribution.  During the lifetime of the Optionee, the Option shall be exercisable only by the Optionee or, in the event of his or her Disability, by his or her guardian or legal representative.

8.           Termination of Employment.  If the Optionee’s employment with the Company and all Related Corporations is terminated prior to the Expiration Date, for any reason, other than for “Cause” (as defined in the Plan), death or Disability, this Option may be exercised by the Optionee, to the extent of the number of shares with respect to which the Optionee could have exercised it immediately before such termination of employment, at any time prior to the earlier of (i) the Expiration Date or (ii) three months after such termination of employment. Any part of the Option that was not exercisable immediately before the Optionee’s termination of employment shall terminate at that time. In the event the Optionee’s employment is terminated for Cause, this Option (regardless of the extent to which it was then exercisable) shall terminate in its entirety on the date of such termination of employment.

9.           Disability.  If the Optionee incurs a Disability during his or her employment and, prior to the Expiration Date, the Optionee’s employment is terminated as a consequence of such Disability, this Option may be exercised by the Optionee or by the Optionee’s legal representative, to the extent of the number of shares with respect to which the Optionee could have exercised it immediately before such termination of employment, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after such termination of employment. Any part of the Option that was not exercisable immediately before the Optionee’s termination of employment shall terminate at that time.

10.           Death.  If the Optionee dies during his or her employment and prior to the Expiration Date, or if the Optionee’s employment is terminated for any other reason except Cause (as described in Paragraphs 8 and 9) and the Optionee dies following his or her termination of employment but prior to the earlier of (i) the Expiration Date, or (ii) the expiration of the period determined under Paragraph 8 or 9 (as applicable to the Optionee) this Option may be exercised, to the extent of the number of shares with respect to which the Optionee could have exercised it on the date of his or her death by the Optionee’s estate, personal representative or beneficiary who acquired the right to exercise this Option by bequest or inheritance or by reason of the Optionee’s death, at any time prior to the earlier of (i) the Expiration Date or (ii) one year after the date of the Optionee’s death. Any part of the Option that was not exercisable immediately before the Optionee’s death shall terminate at that time.

11.           Disqualifying Disposition of Option Shares.  The Optionee agrees to give written notice to the Company, at its principal office, if a “disposition” of the shares acquired through exercise of the Option occurs at any time within two years after the Grant Date or within one year after the issuance to the Optionee of such shares. Optionee acknowledges that if such disposition occurs, the Optionee generally will recognize ordinary income as of the date the Option was exercised in an amount equal to the lesser of (i) the Fair Market Value of the shares of Common Stock on the date of exercise minus the exercise price, or (ii) the amount realized on disposition of such shares minus the exercise price. For purposes of this Paragraph, the term “disposition” shall have the meaning assigned to such term by section 424(c) of the Code.

12.           Rights as a Shareholder.  The issuance of a stock certificate shall be conditioned upon the Optionee’s execution of any Shareholders Agreement in effect at such time.

13.           Governing Law.  This Option Agreement shall be governed by the applicable Code provisions to the maximum extent possible. Otherwise, the laws of the State of Nevada (without reference to principles of conflict of laws) shall govern the operation of, and the rights of the Optionee under, the Plan and the Option.

IN WITNESS WHEREOF, this Option Agreement has been duly executed by the Company and the Optionee as of the date first set forth above.

LIGHTNING GAMING, INC.:

By:  ______________________________
Name:
Title:

OPTIONEE:

__________________________________
Name:

LIGHTNING GAMING, INC.
2007 EQUITY INCENTIVE PLAN

Notice of Exercise of Incentive Stock Option

I hereby exercise the incentive stock option granted to me pursuant to the Incentive Stock Option Agreement dated as of __________________, ___ (the “Option”), by Lightning Gaming, Inc. (the “Company”), with respect to the following number of shares of the Company’s common stock (“Shares”) covered by the Option:

Number of Shares to be purchased:

Purchase price per Share:

Total purchase price:                                                                                       $

____	A.	Enclosed is cash or my check, bank draft, or money order in the amount of $_____________ in full/partial [circle one] payment for such Shares;

and/or

____	B.	Enclosed is/are	Share(s) with a total fair market value of $________ on the date hereof in full/partial [circle one] payment for such Shares;

and/or

____	C.
I elect to satisfy the payment for Shares purchased hereunder by having the Company withhold newly acquired Shares pursuant to the exercise of the Option and recognize that this constitutes a disqualifying disposition of such Shares.

Please have the certificate or certificates representing the purchased Shares registered in the following name or names*: __________________________________________ and sent to ___________________________________________________.

If the condition in Paragraph 6 (“Shares to be Purchased for Investment”) of the Incentive Stock Option Agreement related to the Shares purchased hereby is applicable, the undersigned hereby certifies that the Shares purchased hereby are being acquired for investment and not with a view to distribution of such Shares.

DATE:
Optionee’s Signature

* Certificates may be registered in the name of the Optionee alone or in the joint names (with right of survivorship) of the Optionee and his or her spouse.